EXHIBIT 32.2

CERTIFICATE PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Phillips-Van Heusen Corporation (the “Company”) for the quarterly period ended November 2, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Shaffer, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)

the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  December 10, 2008

By:	/s/ Michael Shaffer
Name:	Michael Shaffer Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.